   As filed with the Securities and Exchange Commission on February 16, 1996


                                                    Registration No. ___________


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Phoenix Information Systems Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                       13-3337797
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


100 Second Avenue South, Suite 1100, St. Petersburg, Florida            33701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


         Consulting and Services Compensation Agreement, as amended
--------------------------------------------------------------------------------
                            (Full title of the plan)


            Robert P. Gordon, 100 Second Avenue South, Suite 1100,
                         St. Petersburg, Florida  33701
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (813) 894-8021
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                               Proposed maximum       Proposed maximum
 Title of securities       Amount to be         offering price       aggregate offering         Amount of
  to be registered          registered             per share               price            registration fee (1)
    Common Stock,           5,000,000                $3.25              $16,250,000             $5,603.44
 $.01 Par Value (2)
       TOTALS               5,000,000                                   $16,250,000             $5,603.44

(1) The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Phoenix Information Systems Corp. Consulting and Services Compensation Agreement, dated February 24, 1994, as amended.

                     REGISTRATION OF ADDITIONAL SECURITIES

         The Registrant currently has an effective registration statement filed on Form S-8 relating to its employee benefit plan which registered securities of the same class as those being registered herewith, File No. 33-75862, filed with the Securities and Exchange Commission (the "Commission") on March 1,
1994. On December 4, 1995, the Registrant filed a reoffer prospectus covering control securities by means of Post Effective Amendment No. 1 to the aforementioned Form S-8. The Registrant incorporates by reference into this registration statement covering additional securities of the same class, the contents of its earlier initial registration statement on Form S-8 and the contents of its Post Effective Amendment No. 1, which are made a part hereof.


                                    EXHIBITS

   Exhibit No.              Description
   -----------              -----------
        4.1                 Registration Statement of the Registrant on Form 8-A (filed on August 2, 1995, File No. 0-26532, and incorporated herein by reference)

        5.1                 Opinion of Counsel, Futro & Associates, P.C.

       10.1                 Consulting Services and Compensation Agreement, as amended (filed with the Registrant's Initial
                            Registration Statement on Form S-8, filed on March 1, 1994, File No. 33-75862, and incorporated herein by reference)

       23.1                 Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants

       23.2                 Consent of Counsel, Futro & Associates, P.C. (contained as a part of Exhibit 5.1 hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on February 16, 1996.

                                        PHOENIX INFORMATION SYSTEMS CORP.


                                        By: /s/ Robert P. Gordon
                                           -------------------------------------
                                            Robert P. Gordon, Chairman,
                                            President, and CEO

                                        Date:  February 16, 1996


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                        By: /s/ Robert P. Gordon
                                           -------------------------------------
                                            Robert P. Gordon, Chairman,
                                            President, and CEO

                                        Date:  February 16, 1996


                                        By: /s/ Leonard Ostfeld
                                           -------------------------------------
                                            Leonard Ostfeld, Principal Financial
                                            Officer, Principal Accounting
                                            Officer and Vice President

                                        Date:  February 16, 1996


                                        By: /s/ Paul W. Henry
                                           -------------------------------------
                                            Paul W. Henry, Secretary, Director

                                        Date:  February 16, 1996


                                        By: /s/ Xenophon L. Sanders
                                           -------------------------------------
                                            Xenophon L. Sanders, Director

                                        Date:  February 16, 1996


                                        By: /s/ Robert J. Conrads
                                           -------------------------------------
                                            Robert J. Conrads, Director

                                        Date:  February 16, 1996

                                 EXHIBIT INDEX


                                                                                           SEQUENTIALLY
  EXHIBIT                                                                                    NUMBERED
  NUMBER      DOCUMENT                                                                         PAGE
    4.1       Registration Statement of the Registrant on Form 8-A, filed on                     *
              August 2, 1995, File No. 0-26532


    5.1       Opinion of Counsel, Futro & Associates, P.C.                                       5


   10.1       Consulting and Services Compensation Agreement, as amended                         *


   23.1       Consent of Coopers & Lybrand, L.L.P., Certified Public Accountants                 7


   23.2       Consent of Counsel, Futro & Associates, P.C. (contained as a part                  5
              of Exhibit 5.1 hereto)


*   Incorporated herein by reference.